Exhibit 99.1

For Immediate Release

Contact:	Joel S. Marcus
Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC.

ANNOUNCES PUBLIC FOLLOW-ON OFFERING OF

5,500,000 SHARES OF COMMON STOCK

PASADENA, CA. — May 5, 2011 - Alexandria Real Estate Equities, Inc. (NYSE:ARE) announced today that it is commencing an underwritten public offering of 5,500,000 shares of common stock.  Goldman, Sachs & Co. will act as book-running manager for the offering. Alexandria Real Estate Equities, Inc. expects to grant the underwriters a thirty-day option to purchase up to 825,000 additional shares to cover over-allotments, if any.

The Company intends initially to use the net proceeds from this offering to reduce the outstanding balance of its borrowings on its unsecured line of credit , which have recently been used to fund completed acquisitions, certain construction activities, including redevelopment and development projects, and general working capital and other corporate purposes. In April 2011, the Company acquired 409 and 499 Illinois Street, a newly and partially completed world-class 453,256 rentable square foot laboratory/office development project located on a highly desirable waterfront location in Mission Bay, San Francisco, for approximately $293 million.  409 Illinois Street is a 241,659 rentable square foot tower that is 97% leased to a biotechnology company through November 2023.  499 Illinois Street is a vacant 211,597 rentable square foot tower in shell condition for which the Company plans to complete the development. During the past three quarters, the Company has commenced several development projects aggregating approximately 262,000 rentable square feet, including 220,000 rentable square feet related to two 100% pre-leased development projects. Additionally, during the past three quarters, the Company has commenced several redevelopment projects aggregating approximately 374,000 rentable square feet. The Company may also borrow from time to time under its unsecured line of credit to fund potential future acquisitions, to repay debt, or for general working capital and other corporate purposes, including the selective redevelopment or development of existing or new life science properties.

Alexandria Real Estate Equities, Inc., Landlord of Choice to the Life Science Industry®, is the largest owner and preeminent REIT focused principally on cluster development through the ownership, operation, management, and selective acquisition, redevelopment, and development of properties containing life science laboratory space.  Alexandria is the leading provider of high-quality, environmentally sustainable real estate, technical infrastructure, and services to the broad and diverse life science industry.  Client tenants include institutional (universities and independent non-profit institutions), pharmaceutical, biotechnology, medical device, product, and service entities, and government agencies. Alexandria’s operating platform is based on the principle of “clustering,” with assets and operations located adjacent to life science entities driving growth and technological advances within each cluster.  As of March 31, 2011, the Company’s asset base contained 168 properties approximating 13.7 million rentable square feet, composed of approximately 12.4 million rentable square feet of operating properties, approximately 784,671 rentable square feet undergoing active redevelopment, and approximately 479,751 rentable square feet undergoing active development.

The common stock will be issued pursuant to an effective registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s common stock, nor shall there be any sale of the common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the prospectus supplement relating to this offering, when available, may be obtained by contacting: Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, or by calling (866) 471-2526.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding the Company’s offering of common stock (including an over-allotment option) and its intended use of the proceeds.  These forward-looking statements are based on the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur.  Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in its filings with the Securities and Exchange Commission.  All forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in the Company’s forward-looking statements, and risks and uncertainties to the Company’s business in general, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

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